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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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                                                                                      2000              1999              1998
BASIC:

Net income (loss) available for common stockholders                               $(14,793,000)      $   682,000       $  (368,000)
                                                                                  ============       ===========       ===========

Weighted average number of
    common shares outstanding                                                        5,844,000         5,826,000         5,813,000
                                                                                  ============       ===========       ===========

Basic income (loss) per common share                                              $      (2.53)      $      0.12       $     (0.06)
                                                                                  ============       ===========       ===========


DILUTED:

Net income (loss) available for common stockholders                               $(14,793,000)      $   682,000       $  (368,000)
                                                                                  ============       ===========       ===========

Weighted average number of
    common shares outstanding                                                        5,844,000         5,826,000         5,813,000

Dilutive effect of stock options                                                            --            26,000                --
                                                                                  ------------       -----------       -----------

Weighted average number of shares outstanding                                        5,844,000         5,852,000         5,813,000
                                                                                  ============       ===========       ===========

Diluted income (loss) per common share                                            $      (2.53)      $      0.12       $     (0.06)
                                                                                  ============       ===========       ===========
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